SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 8, 2003



                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
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             (Exact name of registrant as specified in its charter)


           New Jersey                                          22-1697095
--------------------------------------------------------------------------------
(State or other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)


505 Main Street, P.O. Box 667, Hackensack, New Jersey              07602
--------------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code   201-488-6400
                                                     -------------

Item 5. Other Events

     The Registrant has reported to its shareholders its operating results for the year and three months and three ended October 31, 2003. The Press Release is included as Exhibit I to this Form 8-K.




Disclosure Concerning Forward-Looking Statements
------------------------------------------------
Certain Statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant's liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant's future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant's properties are located. In addition, the Registrant's continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            FIRST REAL ESTATE INVESTMENT TRUST
                                                                 OF NEW JERSEY

                                           By: s/s Robert S, Hekemian
                                               ---------------------------------
                                               Robert S. Hekemian
                                               Chairman of the Board


 DATED: December 9, 2003

                                                                       Exhibit I
FIRST REAL ESTATE INVESTMENT TRUST
         of New Jersey

RESULTS OF OPERATIONS
YEAR AND THREE MONTHS ENDED
OCTOBER 31, 2003 AND 2002

HACKENSACK, NJ, December 5, 2003 - First Real Estate Investment Trust ("FREIT") announced its operating results for the year and three months ended October 31, 2003. All per share amounts discussed represent diluted earnings per share. The results of operations for the year and three months are not necessarily indicative of future operating results.

Net income from continuing operations for the three months ended October 31, 2003 ("Current Quarter") increased by 20% to $1,525,000 on revenues of $5,358,000, from $1,271,000 on revenues of $4,755,000 for the three months ended October 31, 2002 ("Prior Year's Quarter").

For the year ended October 31, 2003 ("Current Year") net income from continuing operations increased 5.3% to $5,565,000 on revenues of $20,190,000, from $5,283,000 on revenues of 19,145,000 for the year ended October 31, 2002 ("Prior Year").

The changes in the components of net income are summarized below:

                                                     Year ended                             Quarter Ended
                                                     October 31,          Increase            October 31,        Increase
                                              -------------------------                 -----------------------
                                                 2003          2002        (Decrease)     2003         2002     (Decrease)
                                                 ----          ----        ----------     ----         ----     ----------
                                                               (in thousands, except per share amounts)
Net Income components
Real estate operations
Retail                                            $ 7,046      $ 6,819      $   227       $ 1,848      $ 1,574     $   274
Residential                                         3,479        3,459           20           939          874          65
Equity in income of affiliates                        250          269          (19)          137           72          65
Net investment income                                 187          250          (63)           48           67         (19)
Financing costs                                    (4,802)      (4,873)          71        (1,297)      (1,212)        (85)
General & Administrative expenses                    (595)        (641)          46          (150)        (104)        (46)
                                              ------------  -----------  -----------    ----------  ----------- -----------
Income from continuing operations                   5,565        5,283          282         1,525        1,271         254
Discontinued Operations
Operations                                                         (77)          77                        (43)         43
Gain on Sale                                                       475         (475)                       475        (475)
                                              ------------  -----------  -----------    ----------  ----------- -----------
Total Discontinued Operations                           -          398         (398)            -          432        (432)
                                              ------------  -----------  -----------    ----------  ----------- -----------
Net Income                                        $ 5,565      $ 5,681      $  (116)      $ 1,525      $ 1,703     $  (178)
                                              ============  ===========  ===========    ==========  =========== ===========

Depreciation included in
    real estate operations                        $ 2,229      $ 2,153      $    76       $   628      $   544     $    84
                                              ============  ===========  ===========    ==========  =========== ===========

Basic earnings (loss) per share:
Income from continuing operations                 $  1.78      $  1.69         0.09       $  0.48      $  0.41     $  0.07
Discontinued operations                                           0.13        (0.13)                      0.14       (0.14)
                                              ------------  -----------  -----------    ----------  ----------- -----------
                                                  $  1.78      $  1.82        (0.04)      $  0.48      $  0.55     $ (0.07)
                                              ------------  -----------  -----------    ----------  ----------- -----------
Diluted earnings (loss) per share:                                                -                                      -
Income from continuing operations                 $  1.71      $  1.63         0.08       $  0.46      $  0.40     $  0.06
Discontinued operations                                           0.12        (0.12)                      0.14       (0.14)
                                              ------------  -----------  -----------    ----------  ----------- -----------
                                                  $  1.71      $  1.75      $ (0.04)      $  0.46      $  0.54     $ (0.08)
                                              ------------  -----------  -----------    ----------  ----------- -----------

Basic weighted average shares outstanding            3134        3,120                       3156        3,120
Diluted weighted average shares outstanding          3261        3,233                       3307        3,180
---------------------------------------------------------------------------------------------------------------------------




RETAIL PROPERTIES: For the Current Year, Net Operating Income (Net income before depreciation, deferred rents, and financing costs) increased 6.5% to $8.9 million on revenues of $13 million. This compares to earnings of $8.4 million on revenues of $11.9 million for the Prior Year. Average occupancy (excluding the Damascus Center, Damascus, MD) for the Current Year and at October 31, 2003 was 93.1% and 93.6% respectively. Average occupancy for the Prior Year and at October 31, 2002 was 96.2% and 93.0% respectively.

In February 2003, a major tenant in one of our shopping centers closed their store and ceased paying rent and additional rent, and is in default of both monetary and non-monetary provisions of their lease. Annual rent and other charges from this tenant approximate $480,000 per year. A tentative lease termination agreement has been reached with the tenant whereby the tenant will pay FREIT $1.7 million to terminate the lease. As of the date of this report we await approval of this termination agreement by the mortgage lender on the property.

ACQUISITION  OF  DAMASCUS  SHOPPING  CENTER:  On July 31,  2003 a  wholly  owned
--------------------------------------------
affiliate of FREIT acquired the Damascus Shopping Center in Damascus, MD. The Shopping Center is situated on 13 acres and contains approximately 139,000 sq. ft. of retail and office space. A Safeway supermarket is the anchor tenant.

The total acquisition costs of $10.3 million were financed in part by the assumption of an existing $2.6 million first mortgage loan and the balance of $7.7 million with equity capital. FREIT is considering offering a minority interest in this investment to employees of Hekemian & Co., Inc., FREIT's managing agent.

FREIT plans to demolish the existing buildings, with the exception of the freestanding McDonald's restaurant. The construction of a new Shopping Center of approximately 145,000 sq. ft. is planned, of which 58,000 sq. ft. is expected to be occupied by a new, prototype Safeway Supermarket. A smaller building will be constructed on an out parcel, which will accommodate the office tenants as well as some smaller, retail space. This plan to construct a new center is subject to obtaining all approvals and building permits from the various governing authorities. If all approvals are obtained, total development costs are estimated at approximately $13 million. Construction is not expected to begin before January 2005. During the holding period until construction begins, the center is not expected to make a significant contribution to FREIT's earnings or cash flow.


RESIDENTIAL PROPERTIES: The Net Operating Income (Net Income before depreciation) for the Current Year increased 2.6% to $3.9 million on revenues of $6.6 million compared to earnings of $3.8 million on revenues of $6.3 million for the Prior Year. Average occupancy for the Current Year and at October 31, 2003 was 96.3% and 94.1% respectively. Average occupancy for the Prior Year and at October 31, 2002 was 96.3% and 95.3% respectively. The Current Year's earnings were burdened by increased expenses because of the severity of the 2002/2003 winter and by a weak rental market during most of the first three quarters.

EQUITY IN INCOME OF AFFILIATES: This represents income from Westwood Hills, LLC, which owns a 210 unit (family) garden apartment community in Westwood, NJ, and from Wayne PSC, LLC, which owns the Preakness Shopping Center in Wayne, NJ. FREIT has a 40% equity ownership in each of these entities. Results of operations are as follows:

                                    Year Ended               Quarter Ended
                                    October 31,               October 31,
                              --------------------       ----------------------
     Net Income of               2003        2002           2003        2002
------------------------------

Westwood Hills, LLC            $   466    $   673        $   167     $   180

Wayne PSC, LLC                     158                       175
----------------------------------------------------  ------------------------
        Total                  $   624    $   673        $   342     $   180
====================================================  ========================

FREIT's Share of Net Income    $   250    $   269        $   137     $    72
                               ========   ========       =======     ========




Net Income at Westwood Hills decreased 30.8% to $466,000 for the Current Year from $673,000 for the Prior Year. Net income for the Current Quarter decreased 7.2% to $167,000 from $180,000 for the Prior Year's Quarter. The reduction for the Current Year is largely due to two factors: 1) in spite of revenues increasing 2.9% over the Prior Year, the increase was insufficient to cover the 11.3% increase in expenses directly related to the severe winter of 2002/2003 and, 2) the financing costs relating to the $3.4 million second mortgage obtained in January 2003. FREIT received, as a distribution, approximately $1.4 million of the net financing proceeds. This financing will add approximately $170,000 of financing costs to Westwood Hills operations. While FREIT bears 40% of this additional financing cost, we feel this cost will be offset by the income FREIT will ultimately earn from investing its $1.4 million distribution.

Income at the Preakness Shopping Center, before financing costs, was $2,357,000 and $665,000 for the Current Year and Current Quarter respectively. Net Income for the Current Year, however, was burdened by one-time re-financing costs of $457,000 related to the financing described below.

On June 30, 2003 Wayne PSC refinanced its original $26.5 million first mortgage with a new $32.5 million mortgage loan. The term of the new loan is thirteen
(13) years, with interest fixed at 6.04 %, and the loan will require interest only payments for the first three years and thereafter be amortized over a 25-year life. FREIT received $2.4 million of the net re-finance proceeds as a distribution from Wayne PSC.

LIQUIDITY: Our financial condition remains strong. At October 31, 2003, we had cash and cash equivalents totaling $12.8 million compared to $11.9 million at October 31, 2002.

To create liquidity and lock in favorable long-term interest rates, FREIT took advantage of the Freddie Mac second mortgage program. This program allows add-ons to existing Freddie Mac first mortgages to the extent justified by increased values and cash flows. On August 20, 2003 FREIT placed add-on second mortgages on three of its residential properties. The second mortgage loans aggregated approximately $7 million bearing an average fixed rate of 5.2%. The due dates of the second mortgage loans are co-terminus with the underlying first mortgage loans. FREIT received net financing proceeds of approximately $6.9 million.


DIVIDENDS: The fourth quarter dividend of $.75 per share is payable on December 16, 2003 to shareholders of record on December 1, 2003. This raised total dividends this year to $1.81 compared to $1.72 last year. In addition, the Board of Trustees has increased the fixed dividend payable for the first three quarters of each year to $.40 per share from $.35 per share.


      --------------------------------------------------------------------------
      FINANCIAL SUMMARY
        (thousands, except per share values)
                                                      10/31/03       10/31/02

      Net investment in real estate                   $  84,414      $74,687
      Cash and equivalents                            $  12,871      $11,930
      Total assets                                    $ 107,150      $96,032

      Mortgage debt                                   $  76,890      $68,393
      Shareholder's equity                            $  22,140      $21,903
      Shares outstanding                                  3,156        3,120

      Book value per share                            $    7.02      $  7.02
      EPS (Continuing operations / Diluted)           $    1.71      $  1.63
      Dividends declared
       From Continuing Operations                     $    1.81*     $  1.57
       From Discontinued Operations                                  $  0.15
                                                      ---------      -------
           Total                                      $    1.81      $  1.72
                                                      ---------      -------
         * Based on weighted average shares outstanding.
     ---------------------------------------------------------------------------



The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods, or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust's filings with the SEC including the Trust's most recent filed report on Forms 10-K and 10-Q.

                                     ######

FREIT is a publicly traded (over-the-counter - symbol FREVS) REIT organized in 1961. It has approximately $107 million (historical cost basis) of assets. Its portfolio of residential and retail properties extends from Eastern Long Island. to Maryland, with the largest concentration in Northern New Jersey.

   For additional information contact Shareholder Relations at (201) 488-6400.
                     505 Main Street, Hackensack, NJ, 07601